                                                                   Exhibit 99.7

                                     NORESCO
                        OPERATIONAL AND FINANCIAL REPORT
                      ALL QUARTERS FOR THE YEAR ENDING 2000

                                                       Mar 31        Jun 30           Sept 30          Dec 31            YTD
                                                    ----------------------------------------------------------------------------
    OPERATIONAL DATA (THOUSANDS $)
Revenue backlog, end of period                        $70,078         $64,962         $84,614         $90,978
Construction backlog                                  $56,176         $52,075         $69,365         $74,582
                                                          125%            125%            122%            122%

Construction completed                                $19,991         $16,647         $26,949         $21,557         $ 85,143

Gross profit margin                                      22.2%           25.9%           31.2%           19.4%            24.8%
SG&A as a % of revenue                                   21.7%           14.0%           15.0%           18.0%            17.0%
Development expenses as a % of revenue                    5.4%            3.5%            2.4%            2.2%             3.3%

Capital expenditures                                  $   341         $ 1,041         $   105         $   109         $  1,596

      FINANCIAL DATA (THOUSANDS $)
Energy service contract revenue                       $30,600         $36,076         $34,409         $33,535         $134,620
Energy service contract cost                           23,804          26,749          23,683          27,030          101,266
                                                    ----------------------------------------------------------------------------
     Gross profit margin                                6,796           9,327          10,726           6,505           33,354
                                                    ----------------------------------------------------------------------------

Selling, general and administrative expenses            6,640           5,053           5,158           6,022           22,873
Amortization of goodwill                                  937           1,041             961             968            3,907
Depreciation and depletion                                357             198             409             433            1,397
                                                    ----------------------------------------------------------------------------
     Total expenses                                     7,934           6,292           6,528           7,423           28,177

Equity earnings of nonconsolidated investments          1,434             990           1,143           1,542            5,109
                                                    ----------------------------------------------------------------------------
EBIT                                                  $   296         $ 4,025         $ 5,341         $   624         $ 10,286
                                                    ============================================================================

                                       9